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                                                                    Exhibit 99.1

                                 PROLOGIS TRUST

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                                 PROLOGIS TRUST

The undersigned shareholder of ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), herein appoints K. Dane Brooksher, Irving F. Lyons III, Edward S. Nekritz and Jeffrey A. Klopf, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of ProLogis to be held on ____________, at ___ a.m., Mountain time, at the offices of ProLogis, 14100 East 35th Place, Aurora, Colorado 80011 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Joint Proxy Statement and Prospectus.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEM 1 BELOW AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

1. Approval and adoption of the merger agreement, dated November 16, 1998, between ProLogis Trust and Meridian Industrial Trust, Inc., and the merger and other transactions contemplated thereby.

       [_]   FOR         [_]   AGAINST         [_]   ABSTAIN

2. To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

The Board of Trustees is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.


Dated: ____________, 1999

                                      __________________________________________

                                      __________________________________________
                                      (Please sign exactly as name or names
                                      appear hereon.  If the shares are held
                                      jointly, each holder should sign.  When
                                      signing as attorney, executor,
                                      administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.)